Exhibit k.1.vii

Sixth Amendment to the Amended and Restated Stock Transfer Agency Agreement

THIS SIXTH AMENDMENT (“Amendment”), effective as of March 24, 2022 (“Effective Date”), is to the Amended and Restated Stock Transfer Agency Agreement (the “Agreement”), made as of June 15, 2007, and amended as of March 20, 2015, September 6, 2017, October 18, 2017, August 24, 2021, and February 28, 2022, between each entity set forth in Schedule II attached to the Agreement (each, a “Customer”) and Computershare Inc., successor-in-interest to The Bank of New York (“Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Customer and the Agent are parties to the Agreement; and

WHEREAS, the Customer and Agent agree that the four amendments noted above were incorrectly numbered as they should have been numbered as amendments one to four instead of two to five.

WHEREAS, Customer and the Agent desire to amend the Agreement upon the terms and conditions set forth herein;

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendment to Schedule II of the Agreement

Delete Schedule II of the Agreement and replace with the new Schedule II attached hereto.

2.	Amendment to Stock Transfer Fee Schedule of the Agreement.

(a)	Insert the following new fund to the “ISSUES COVERED: Closed End Funds” section:

Calamos Global Convertible and Dynamic Income Trust, Common Shares”

(b)	Insert the following fee to the "FEES" section:

"$2,500.00 One-Time Set Up fee - (Calamos Global Convertible and Dynamic Income Trust)"

3.	Limited Effect. Except as expressly modified herein, the Agreement shall continue to be and shall remain, in full force and effect and the valid and binding obligation of the parties thereto in accordance with its terms.

4.	Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, hereunto duly agreed and authorized, as of the Effective Date.

Computershare Inc.		Each Customer as set forth in Schedule II
as such may be amended from time to time

By: Calamos Advisors LLC
as investment manager of each Customer

By:	/s/ Dennis V. Moccia	By:	/s/ Stephen M. Atkins
Name:	Dennis V. Moccia	Name:	Stephen M. Atkins
Title:	Senior Manager, Contract Operations	Title:	Senior Vice President

Schedule II

Calamos Strategic Total Return Fund Common Shares
Calamos Strategic Total Return Fund, Series A Mandatory Redeemable Preferred Shares
Calamos Strategic Total Return Fund, Series B Mandatory Redeemable Preferred Shares
Calamos Strategic Total Return Fund, Series C Mandatory Redeemable Preferred Shares
Calamos Strategic Total Return Fund, Series D Mandatory Redeemable Preferred Shares
(effective August 24, 2021)
Calamos Global Total Return Fund, Series A Mandatory Redeemable Preferred Shares
Calamos Global Total Return Fund, Series B Mandatory Redeemable Preferred Shares
Calamos Global Total Return Fund, Series C Mandatory Redeemable Preferred Shares
Calamos Global Total Return Fund, Series D Mandatory Redeemable Preferred Shares
(effective August 24, 2021)
Calamos Global Total Return Fund, Series E Mandatory Redeemable Preferred Shares
(effective August 24, 2021)
Calamos Global Dynamic Income Fund Common Shares
Calamos Global Dynamic Income Fund, Series A Mandatory Redeemable Preferred Shares
Calamos Global Dynamic Income Fund, Series B Mandatory Redeemable Preferred Shares
Calamos Global Dynamic Income Fund, Series C Mandatory Redeemable Preferred Shares
Calamos Global Dynamic Income Fund, Series D Mandatory Redeemable Preferred Shares
(effective August 24, 2021)
Calamos Global Dynamic Income Fund, Series E Mandatory Redeemable Preferred Shares
(effective August 24, 2021)
Calamos Convertible Opportunities & Income Fund Common Shares
Calamos Convertible Opportunities & Income Fund, Series A Mandatory Redeemable Preferred Shares
Calamos Convertible Opportunities & Income Fund, Series B Mandatory Redeemable Preferred Shares
Calamos Convertible Opportunities & Income Fund, Series C Mandatory Redeemable Preferred Shares
Calamos Convertible Opportunities & Income Fund, Series D Mandatory Redeemable Preferred Shares
(effective August 24, 2021)
Calamos Convertible Opportunities & Income Fund, Series E Mandatory Redeemable Preferred Shares
(effective August 24, 2021)
Calamos Convertible & High Income Fund Common Shares
Calamos Convertible & High Income Fund, Series A Mandatory Redeemable Preferred Shares
Calamos Convertible & High Income Fund, Series B Mandatory Redeemable Preferred Shares
Calamos Convertible & High Income Fund, Series C Mandatory Redeemable Preferred Shares
Calamos Convertible & High Income Fund, Series D Mandatory Redeemable Preferred Shares
(effective August 24, 2021)
Calamos Convertible & High Income Fund, Series E Mandatory Redeemable Preferred Shares
(effective August 24, 2021)
Calamos Dynamic Convertible and Income Fund Common Shares
Calamos Dynamic Convertible and Income Fund, Series A Mandatory Redeemable Preferred Shares
Calamos Dynamic Convertible and Income Fund, Series B Mandatory Redeemable Preferred Shares
Calamos Dynamic Convertible and Income Fund, Series C Mandatory Redeemable Preferred Shares
Calamos Dynamic Convertible and Income Fund, Series D Mandatory Redeemable Preferred Shares
(effective August 24, 2021)
Calamos Dynamic Convertible and Income Fund, Series E Mandatory Redeemable Preferred Shares
(effective August 24, 2021)
Calamos Long/Short Equity & Dynamic Income Trust Common Shares
Calamos Strategic Total Return Fund, Series F (effective February 28, 2022)
Calamos Global Convertible and Dynamic Income Trust Common Shares (effective March __, 2022)